EXHIBIT 10i

AMENDMENT NO. 1, dated as of May 14, 2012, to EMPLOYMENT AGREEMENT, dated May 10, 2011 (the “Amendment”), by and between KINGSTONE INSURANCE COMPANY, a New York stock property and casualty insurance company (the “Company”), and BARRY B. GOLDSTEIN (the “Employee”).

RECITALS

WHEREAS, the Company and the Employee are parties to an Employment Agreement, dated May 10, 2011 (the “Employment Agreement”), which sets forth the terms and conditions upon which the Employee is employed by the Company and upon which the Company compensates the Employee.

WHEREAS, the Company and the Employee desire to amend the Employment Agreement to modify the Employee’s Base Salary (as defined therein).

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Paragraph 4.2 of the Employment Agreement is amended to provide that, effective as of June 1, 2012, the Employee’s Base Salary is increased to three hundred fifty thousand dollars ($350,000) per annum.

2. Except as amended hereby, the Employment Agreement shall continue in full force and effect in accordance with its terms.

3. This Amendment shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, excluding choice of law principles thereof. In the event any clause, section or part of this Amendment shall be held or declared to be void, illegal or invalid for any reason, all other clauses, sections or parts of this Amendment which can be effected without such void, illegal or invalid clause, section or part shall nevertheless continue in full force and effect.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

5. Signatures hereon which are transmitted via facsimile or email shall be deemed original signatures.

6. The Employee acknowledges that he has been represented by counsel, or has been afforded an opportunity to be represented by counsel, in connection with this Amendment. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Amendment against the party that drafted it has no application and is expressly waived by the Employee. The provisions of this Amendment shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

IN WITNESS WHEREOF, the Company and the Employee have executed this Amendment as of the date first above written.

KINGSTONE INSURANCE COMPANY

By:	/s/ Victor Brodsky
Victor Brodsky
Chief Financial Officer

/s/ Barry B. Goldstein
Barry B. Goldstein